Exhibit 21.1



                                  Subsidiaries
                                       of
                      Mid-Wisconsin Financial Services, Inc.



                                                    State of Incorporation
          NAME                                        or Organization

  Mid-Wisconsin Bank                                      Wisconsin

  Mid-Wisconsin Investment Corporation                    Nevada

  Excel Real Estate Services, Inc.                        Wisconsin